UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Frontier Communications Parent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The following letter was sent to stockholders of Frontier Communications Parent, Inc. on October 22, 2024.

October 22, 2024

Dear Fellow Stockholder:

We have recently sent you proxy materials in connection with our special meeting of stockholders  (the “Special Meeting”) of Frontier Communications Parent, Inc. (“Frontier”) on November 13, 2024 related to the proposed acquisition of Frontier by Verizon Communications Inc. (“the Merger”), as described in detail in the proxy materials previously sent to you.  Your Board of Directors unanimously recommends that you vote FOR all proposals at the Special Meeting.

Upon the closing of the Merger, you will receive $38.50 per share in cash, which represents a 37% premium over the unaffected stock price on September 3, 2024 and an approximately 60% premium since Frontier announced its strategic review process on February 5, 2024.

Since approval of the Merger requires the affirmative vote of the holders of a majority of outstanding shares of common stock of Frontier, your vote is important, no matter how many or how few shares you may own.   If you don’t vote, it will count as a vote “Against” the Merger.  Whether or not you plan to attend the Special Meeting, please vote TODAY by phone, online or by signing, dating and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided.

Thank you for your support,

John Stratton
Executive Chairman

VOTING IS QUICK AND EASY!

You may vote by telephone, via the Internet, or by following the easy instructions on the enclosed proxy card or voting instruction form to return your vote by mail. Alternatively, if you received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (888) 750-5835

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Frontier by Verizon Communications Inc. In connection with the proposed transaction, on October 7, 2024, Frontier filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FRONTIER’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov or from Frontier’s Investor Relations webpage at www.investor.frontier.com or by contacting Frontier’s Investor Relations by e-mail at ir@ftr.com.

Forward-Looking Statements

This communication contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, statements that relate to the proposed transaction. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

A wide range of factors could materially affect future developments and performance, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by Frontier’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for Frontier will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Frontier to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on Frontier’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from Frontier’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that Frontier’s stock price may decline significantly if the merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in Frontier’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in Frontier’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

This list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company does not intend, nor does it undertake any duty, to update any forward-looking statements.

Participants in the Solicitation

Frontier and Frontier’s directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Information about Frontier’s directors and executive officers is set forth in the Frontier Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2024. To the extent holdings of Frontier’s securities by its directors or executives officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: John Harrobin on May 7, 2024; William McGloin on May 7, 2024 and June 21, 2024; Scott C. Beasley on May 7, 2024; Mark D. Nielsen on May 7, 2024; John G. Stratton on May 7, 2024; Veronica Bloodworth on May 7, 2024; Alan Gardner on May 7, 2024; Maryann Turcke on May 30, 2024; Kevin L. Beebe on May 30, 2024; George Haywood Young III on May 30, 2024; Pamela L. Coe on May 30, 2024; Lisa Chang on May 30, 2024; Stephen Charles Pusey on May 30, 2024; Pratabkumar Vemana on May 30, 2024; and Margaret Mary Smyth on May 30, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is included in Frontier’s definitive proxy statement relating to the proposed transactions, which was filed with the SEC on October 7, 2024. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.